UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 22, 2024, Beneficient (the “Company”) entered into a Master Agreement, by and among the Company, Beneficient Company Holdings, L.P., (“BCH”), Beneficient Company Group, L.L.C., the sole general partner of BCH (“BCH GP”), Beneficient Management Partners, L.P. (“BMP”), and Beneficient Holdings, Inc., (“BHI” and collectively with the Company, BCH, BCH GP and BMP, the “Parties” and such agreement, the “Master Agreement”). Pursuant to the Master Agreement, the holders of the preferred equity (the “Preferred Equity”) of BCH, agreed, among other things, to amend the governing documents of BCH to allow the Company’s public company stockholders to share in the liquidation priority currently reserved only for the Preferred Equity creating tangible book value attributable to the Company’s public company stockholders following the closing of the transactions contemplated by the Master Agreement (the “Transactions”).

The Master Agreement contemplates that in the Transactions, BCH would issue newly established Subclass 4 FLP Unit Accounts of BCH (“FLP-4 Unit Accounts”) to one or more customers of the Company or its affiliates pursuant to the terms of a subscription agreement, by and among the applicable customer and the Parties. On March 6, 2025, the Parties, Hatteras Master Fund, L.P. and certain of its affiliates executed a subscription agreement (the “Hatteras Subscription Agreement”).

The foregoing description of the Hatteras Subscription Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Hatteras Subscription Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Closing of the Transactions contemplated by the Master Agreement is subject to, among other things, (i) execution and delivery of each of the transaction documents specified in the Master Agreement (collectively, the “Transaction Documents”), (ii) approval from the Company’s stockholders of an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”) and approval, for purposes of Listing Rule 5635 of The Nasdaq Stock Market, LLC (“Nasdaq”) of the issuance of Class B Common Stock pursuant to the Transaction Documents, (iii) approval of the partners of BCH as necessary with respect to the Transactions and the Transaction Documents and (iv) the Company’s submission of a Listing of Additional Shares Notification Form with Nasdaq with respect to the additional shares of Class A Common Stock, par value $0.001 per share, issuable with respect to the FLP-4 Unit Accounts and Class B Common Stock issuable pursuant to the Transaction Documents, and Nasdaq shall not have objected to such issuances.

Item 7.01 Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing that it had entered into a binding agreement to settle all claims in the previously disclosed lawsuits relating to GWG Holdings, Inc. (“GWG”) in federal court in the Northern District of Texas and the Bankruptcy Court for the Southern District of Texas (“GWG Litigation”) against the Company, its subsidiaries, and each of their current and former directors and officers, including its founder and CEO, Brad Heppner (collectively, the “Beneficient Parties”). A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

As discussed above, on March 6, 2025, the Company entered into a settlement agreement with respect to the GWG Litigation. The proposed settlement, which is subject to court approval and other conditions, would resolve all claims asserted against the Beneficient Parties without any admission, concession or finding of any fault, liability or wrongdoing by the Company or any defendant. Under the terms of the proposed settlement, the plaintiffs will receive an agreed upon amount of cash, which will be paid entirely from funds available under applicable insurance policies.

Following the settlement of the GWG Litigation, other GWG-related claims against parties other than the Company, its subsidiaries, and each of their current and former directors and officers, including its founder and CEO, remain outstanding, including certain claims against entities related to the Company’s founder and CEO to whom the Company owes certain indemnification obligations. The Company intends to support a vigorous defense against such claims.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Subscription Agreement, by and among Beneficent, Beneficient Company Holdings, L.P., Beneficient Company Group, L.L.C., Beneficient Management Partners, L.P., Hatteras Master Fund, L.P. and certain other parties thereto.
99.1	Press Release of Beneficient.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Information and Where You Can Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of a vote of stockholders to approve an amendment to the Company’s articles of incorporation to increase the authorized shares of Class B Common Stock and the issuance of securities pursuant to the Transactions. In connection with the requisite stockholder approval, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of the Company, seeking such approvals related to the Transactions.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS DESCRIBED HEREIN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to Investor Relations, Beneficient at 325 North St. Paul Street, Suite 4850, Dallas, Texas 75201 or email investors@beneficient.com.

Participants in the Solicitation of Proxies in Connection with Transactions

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K, which was filed with the SEC on July 9, 2024, and certain current reports on Form 8-K filed by the Company. Other information regarding the participants in the solicitation of proxies with respect to the transactions described herein and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this Current Report on Form 8-K is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the transactions described herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	March 10, 2025